LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

POWER OF ATTORNEY
      The undersigned hereby constitutes and appoints George Yuhas, Howard
Machek, Zora
Mohseni and JoAnn Jonte, and each of them, his true and lawful attorney-in-fact to:
(1)	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer,
director, and/or person who holds more than 10% of the stock of Central Garden &
Pet
Company (the "Company"), Forms 3, Forms 4 and Forms 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"),
and the rules thereunder;
(2)	do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Forms 3, Forms 4 or
Forms 5
and timely file any such forms with the United States Securities and Exchange
Commission and any other authority; and
(3)	take any other action of any type whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally
required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned, pursuant to this Power of
Attorney shall be
in such form and shall contain such terms and conditions as such attorney-in-fact may
approve in his or her discretion.
      The undersigned hereby grants to each such attorney-in-fact full power and authority to
do and perform any and every act and thing whatsoever requisite, necessary or proper to be done
in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes
as the undersigned might or could do if personally present, with full power of substitution or
revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute
or substitutes, shall lawfully do or cause to be done pursuant to this power of attorney.  The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section 16 of the Exchange Act.
      This Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to file Forms 3, Forms 4, and Forms 5 with respect to the undersigned's holdings
of and transactions in securities issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to the attorneys-in-fact.
      The undersigned has caused this Power of Attorney to be executed as of this 13th day
of December, 2017.


/s/Michael J. Edwards
Signature
Michael J. Edwards
Print Name